EXHIBIT 32

SECTION 1350 CERTIFICATIONS OF CEO AND CFO

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that the annual report on Form 10-K of Bemis Company, Inc. for the year ended December 31, 2011 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bemis Company, Inc.

/s/ Henry J. Theisen	/s/ Scott B. Ullem
Henry J. Theisen, President and Chief Executive Officer	Scott B. Ullem, Vice President and Chief Financial Officer

February 29, 2012	February 29, 2012

60